UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2023

HAYMAKER ACQUISITION CORP. 4

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41757	86-2213850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Madison Avenue, Floor 5

New York, NY 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 616-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	HYAC U	The New York Stock Exchange

Class A ordinary shares, par value $0.0001 per share	HYAC	The New York Stock Exchange

Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	HYAC WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)

On October 2, 2023 (the “Dismissal Date”), Haymaker Acquisition Corp. 4 (the “Company”) terminated Marcum LLP (“Marcum”) as its independent registered public accounting firm for the Company. The termination was approved by the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) and the Board of the Company. The change in independent registered public accounting firm is not the result of any disagreement with Marcum.

Marcum’s audit report on the financial statements as of March 31, 2023 and for the period from March 7, 2023 (the Company’s inception) through March 31, 2023 did not provide an adverse opinion or disclaimer of opinion to the Company’s financial statements, nor did it modify its opinion as to uncertainty, audit scope or accounting principles, except that such report contained an explanatory paragraph regarding the Company’s ability to continue as a going concern.

During the period from March 7, 2023 through March 31, 2023, and in the subsequent interim period through the Dismissal Date, there were no “disagreements” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and Marcum on any matters of accounting principles or practices, financial statement disclosures or auditing scope or procedures which, if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference thereto in its reports on the financial statements of the Company for such period.

The Company provided Marcum with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K and requested that Marcum furnish the Company with a copy of their letter addressed to the Securities and Exchange Commission (the “SEC”) pursuant to Item 304(a)(3) of Regulation S-K, stating whether Marcum agrees with the statements made by the Company in this Current Report on Form 8-K in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of Marcum’s letter to the SEC dated October 5, 2023 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b)

On October 5, 2023, as approved by the Committee and the Board, the Company engaged WithumSmith+Brown, PC (“Withum”) as the Company’s independent public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2023 and to review the Company’s quarterly financial statements for the quarter ended September 30, 2023.

During the period from March 7, 2023 through March 31, 2023, and in the subsequent interim period through the Dismissal Date, neither the Company nor anyone on its behalf consulted with Withum regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Withum concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit

Exhibit No.	Description
16.1	Letter from Marcum LLP dated October 5, 2023 to the Securities and Exchange Commission regarding change in certifying accountant.
104	Cover page interactive data file (embedded within the iXBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAYMAKER ACQUISITION CORP. 4

	By:	/s/ Andrew R. Heyer
		Name:	Andrew R. Heyer
		Title:	Chief Executive Officer

Dated: October 5, 2023